                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                           FOUNDED IN 1892/TOPEKA, KS


            GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration of the Purchase Payments and the attached Enrollment Form, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It describes the terms of a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

RIGHT TO CANCEL

IF FOR ANY REASON THE PARTICIPANT IS NOT SATISFIED WITH THIS CONTRACT, THE OWNER MAY CANCEL THIS CONTRACT BY MAILING IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IF CANCELED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE GENERAL ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED CONTRACT IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.


               ROGER K. VIOLA                    HOWARD R. FRICKE
                 Secretary                           President


                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* In return for Purchase Payments, the Company will pay the annuity and other benefits as provided in this Contract.

* Individual allocations are maintained for Participants.

* This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)


                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

GV6322 (8-98)                                                          BP 630AJ1
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                                TABLE OF CONTENTS
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                                                                          PAGE

CONTRACT SPECIFICATIONS.................................................  3
DEFINITIONS.............................................................  4-6
GENERAL PROVISIONS......................................................  7-9
  The Contract..........................................................  7
  Certificates..........................................................  7
  Plan Provisions.......................................................  7
  Change of Contract....................................................  7
  Future Participants...................................................  7
  Misstatement of Age or Sex............................................  7
  Evidence of Survival..................................................  7
  Incontestability......................................................  7
  Assignment............................................................  8
  Transfers.............................................................  8, 9
  Claims of Creditors...................................................  9
  Nonforfeiture Values..................................................  9
  Participation.........................................................  9
  Statements............................................................  9
BENEFICIARY PROVISIONS..................................................  9
  Primary and Secondary Beneficiaries...................................  9
  Beneficiary Changes...................................................  9
PURCHASE PAYMENT PROVISIONS.............................................  10
  Flexible Purchase Payments............................................  10
  Purchase Payment Limitations..........................................  10
  Purchase Payment Allocation...........................................  10
  Place of Payment......................................................  10
CONTRACT VALUE AND EXPENSE PROVISIONS...................................  10-13
  Contract Value........................................................  10
  General Account Contract Value........................................  10,11
  General Account Interest Crediting....................................  11
  Traditional General Account...........................................  11
  DCA Plus Account......................................................  11
  Separate Account Contract Value.......................................  11
  Accumulation Unit Value...............................................  12
  Net Investment Factor.................................................  12
  Determining Accumulation Units........................................  12
  Mortality and Expense Risk Charge.....................................  13
  Premium Tax Expense...................................................  13
  Administrative Charge.................................................  13
  Mutual Fund Expenses..................................................  13
WITHDRAWAL PROVISIONS...................................................  13-16
  Withdrawals...........................................................  13
  Withdrawal Value......................................................  13
  Withdrawal Charges....................................................  14
  Free Withdrawals......................................................  15
  Systematic Withdrawals................................................  15
  Free Systematic Withdrawals...........................................  15
  Date of Request.......................................................  15
  Payment of Withdrawal Benefits........................................  16
DEATH BENEFIT PROVISIONS................................................  16
  Death Benefit.........................................................  16
  Proof of Death........................................................  17
ANNUITY PAYMENT PROVISIONS..............................................  17-20
  Annuity Commencement Date.............................................  17
  Change of Annuity Commencement Date...................................  17
  Annuity Start Amount..................................................  17
  Withdrawal Charges....................................................  17
  Annuity Tables........................................................  17, 18
  Annuity Payments......................................................  18
  Change of Annuity Option..............................................  18
  Fixed Annuity Payments................................................  18
  Variable Annuity Payments.............................................  18
  Annuity Units.........................................................  18, 19
  Net Investment Factor.................................................  19
  Alternate Annuity Option Rates........................................  19
  Annuity Options.......................................................  19, 20
  Life Option...........................................................  19
  Life with Fixed Period Option.........................................  19
  Life with Installment or Unit Refund Option...........................  20
  Joint and Last Survivor Option........................................  20
  Fixed Period Option...................................................  20
  Fixed Payment Option..................................................  20
  Period Certain Option.................................................  20
  Joint and Contingent Survivor Option..................................  20
ANNUITY TABLES..........................................................  21, 22
AMENDMENTS OR ENDORSEMENTS, if any

                                      -2-                              BP 630AJ1
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                    VARIABLE ANNUITY CONTRACT SPECIFICATIONS
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OWNER:            ABC Employer

CONTRACT NUMBER:  Specimen

CONTRACT DATE:    6-30-1996

ASSIGNMENT:       This Contract may not be assigned.
                  See Assignment Provision of this Contract.
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INITIAL PURCHASE PAYMENT...............   $500 ($25 pursuant to an Automatic
                                          Investment Program)

MINIMUM SUBSEQUENT PURCHASE PAYMENTS...   $500 ($25 pursuant to an Automatic
                                          Investment Program)

MINIMUM SYSTEMATIC WITHDRAWAL..........   $100

MAXIMUM PARTICIPANT AGE................   80

MORTALITY AND EXPENSE RISK CHARGE......   1.00% Annually

ANNUAL ADMINISTRATIVE FEE..............   $15*

WITHDRAWAL CHARGES
  Purchase Payment Year................   1    2    3    4    5    6    +
  Withdrawal Charge....................   5%   5%   5%   5%   5%   0%

FREE WITHDRAWAL PERCENTAGE.............   10%

MINIMUM GUARANTEED RATE................   3%

SEPARATE ACCOUNT.......................   Variflex

SEPARATE ACCOUNT SERIES:
  1  Money Market Series                  8  Specialized Asset Allocation Series
  2  High Grade Income Series             9  Growth Series
  3  High Yield Series                   10  Value Series
  4  Global Aggressive Bond Series       11  Worldwide Equity Series
  5  Growth-Income Series                12  Social Awareness Series
  6  Equity Income Series                13  Emerging Growth Series
  7  Managed Asset Allocation Series     14  Small Cap Series

METHOD FOR DEDUCTIONS:
  Deductions for Premium Taxes, any Annual Administrative Fee and any unallocated partial Withdrawals, including Systematic Withdrawals, will be made sequentially from the Contract Value in the order of the Series listed above and then from the DCA Plus Account. The General Account is the last Account charged. The value of each Account will be depleted before the next is charged.

* The Annual Adminstrative Fee is deducted from each Participant Account at each Contract Anniversary. A pro rata fee is deducted: (1) upon a full Withdrawal of Contract Value; (2) when a Contract has been in force less than a full Contract Year; (3) upon the Annuity Commencement Date if one of Annuity Options 1 through 4 or 8 is chosen; and (4) upon payment of a death benefit. The Annual Administrative Fee will be waived during a Contract Year if Contract Value is $10,000 or more on the applicable Contract Anniversary (or in the event of a full Withdrawal, upon the date of such Withdrawal).

GV6322A (8-98)                        -3-                                 SBL217
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DEFINITIONS
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ACCOUNT
   An Account is one of the Series or General Account options.

ACCUMULATION UNIT
   The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Commencement Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 and 6.

ANNUITY OPTION
   An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Commencement Date. Please see "Annuity Options" on pages 19-20.

ANNUITY COMMENCEMENT DATE
   The Annuity Commencement Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Participant. Please see "Annuity Commencement Date" on page 17.

ANNUITY UNIT
   The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4, 7 and 8.

AUTOMATIC TRANSFERS
   Automatic Transfers are Transfers among the Series and the General Account options. Such transfers are made automatically on a periodic basis by the Company at the written request of the Participant. The Company reserves the right to discontinue, modify or suspend Automatic Transfers.

COMPANY
   The Company is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY
   A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE
   The Contract Date is the date the Participant's initial Purchase Payment is applied and the date the Company uses to determine the date the Contract becomes incontestable with respect to that Participant. Please see "Incontestability" on page 7.

CONTRACT YEAR
   Contract Years are measured from the Contract Date.

CURRENT INTEREST
   The Company may in its discretion pay Current Interest on the General Account options at a rate that exceeds the Minimum Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY
   Upon the death of the Participant, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Primary Beneficiary;
   2.  Secondary Beneficiary; and
   3.  the Participant's estate if no one listed above is alive.

   The Designated Beneficiary receives a death benefit upon the death of the Participant prior to the Annuity Commencement Date. Please see "Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on page 16.

GV6322B (8-98)                        -4-                              BP 630QQ1
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DEFINITIONS (Continued)
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GENERAL ACCOUNT
   The General Account is all of the Company's assets other than those allocated to the Separate Account or to any other separate account of the Company. The Company manages the General Account and guarantees that it will credit interest on General Account Contract Value at an annual rate at least equal to the Minimum Guaranteed Rate. This Rate is shown on page 3.

GENERAL ACCOUNT OPTIONS
   There are two General Account options available under the Contract: (1) the Traditional General Account; and (2) the DCA Plus Account.

HOME OFFICE
   The address of the Company's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

NONNATURAL PERSON
   Any group or entity that is not a living person, such as a trust or corporation.

OWNER
   The employer or other entity that makes application for the Contract.

PLAN
   The employer-sponsored retirement plan, annuity purchase arrangement, or deferred compensation program for which the Contract is issued.

PARTICIPANT
   A person for whom or with respect to whom Purchase Payments are made under the Contract.

PARTICIPANT ACCOUNT
   An individual account which is established for a Participant to record the Contract Value for the Participant.

PREMIUM TAX
   Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT
   A Purchase Payment is money Received by the Company for allocation to a Participant Account.

PURCHASE PAYMENT YEAR
   The first Purchase Payment Year begins on the date the Purchase Payment is applied and increases by one on each successive Purchase Payment Anniversary.

RECEIVED BY THE COMPANY
   The phrase "Received by the Company" means receipt by the Company in good order at its Home Office, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT
   The Separate Account, shown on page 3, is a separate account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

                                      -5-                              BP 630QQ1
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DEFINITIONS (Continued)
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SEPARATE ACCOUNT (CONTINUED)
   Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Series shown on page 3. Income and realized and unrealized gains and losses from assets in each Series are credited to, or charged against, the Series without regard to income, gains or losses in the other Series. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined as of the end of each Valuation Date.

SERIES
   The Separate Account is divided into Series which invest in shares of mutual funds. Each Series may invest its assets in a separate class or series of a designated mutual fund or funds. The Series are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;

   2.  add, remove or combine Series;

   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Series;

   4.  operate the Separate Account as a management investment company;

   5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;

   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and

   7.  terminate and liquidate any Series.

   If any of these changes result in a material change to the Separate Account or a Series, the Company will notify the Owner of the change. The Company will not change the investment policy of any Series in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

SERIES NET ASSET VALUE
   The Series Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Series; plus (2) any cash or other assets of the Series; less (3) all liabilities of the Series.

VALUATION DATE
   A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD
   A Valuation Period is the interval of time from the close of one Valuation Date to the close of the next Valuation Date.

GV6322C (8-98)                        -6-                              BP 630AA1
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GENERAL PROVISIONS
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THE CONTRACT
   The entire Contract between the Owner and the Company consists of the Contract, the Enrollment Form, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Enrollment Form will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Participant to void this Contract unless it is in the written Enrollment Form. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

   The Purchase Payment(s) and the Enrollment Form must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

CERTIFICATES
   The Company will issue certificates to Participants. Each certificate will set forth the benefits to which the Participant is entitled under the Contract. Certificates are for information only and are not part of the Contract.

PLAN PROVISIONS
   The Contract is subject to the provisions of the Plan. To the extent provided by the Plan, any rights that may be exercised by a Participant under the Contract may instead be exercised by the Owner or a Plan representative.

CHANGE OF CONTRACT
   The Company reserves the right to make any change to the provisions of the Contract to comply with or give the Participant the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered. In addition, upon at least 30 days written notice to the Owner, the Company may make other changes to this Contract that will apply only to individuals who become Participants after the effective date of such change. All such changes will be subject to any applicable regulatory requirements.

FUTURE PARTICIPANTS
   The Company may in its discretion curtail or prohibit new Participants under the Contract upon written notice to the Owner.

MISSTATEMENT OF AGE OR SEX
   If the age or sex of the Participant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of Participant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL
   When any payments under the Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company. The Company will have the right to make reduced payments or withhold payments entirely until such proof is received.

INCONTESTABILITY
   The Contract will not be contested after it has been in force for two years from the Contract Date during the life of the Participant.

                                      -7-                              BP 630AA1
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GENERAL PROVISIONS (Continued)
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ASSIGNMENT
   The Contract cannot be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation. The benefits, values, and rights under the Contract are not subject to any creditor claims to the fullest extent permitted by law. The Contract and its rights cannot be transferred to anyone other than the Company, except as provided under the Plan or under a domestic relations order properly issued by a court of competent jurisdiction and that complies with ERISA, if applicable. To the extent permitted by the Code and applicable law, the Company will make a Full or Partial Withdrawal payable to a third party upon the Participant's request.

TRANSFERS
   The Participant may Transfer Contract Value among the General Account options and Series subject to the following.

   The Participant may make only 14 Transfers per Contract Year. Transfers are not allowed within 30 days of the Annuity Commencement Date. Automatic Transfers are not included in the 14 Transfers allowed per Contract Year. After the Annuity Commencement Date, for Annuity Options 1 through 4, 7 and 8, the Owner may Transfer Contract Value only among Series.

   With respect to the DCA Plus Account, Transfers are allowed from that Account only to the Series and Transfers are not allowed from any Series or the Traditional General Account to the DCA Plus Account.

   The Company reserves the right to: (1) limit the amount that may be subject to Transfer; (2) waive or limit the number of Transfers allowed each Contract Year; and (3) suspend Transfers. Transfers must be at least $100.00 or, if less, the remaining balance in the Account.

   The total dollar amount that may be Transferred from the Traditional General Account in a Contract Year is limited to the greatest of:

   1.  $5,000;

   2. 1/3 of Contract Value allocated to the Traditional General Account on the date the Transfer request is Received by the Company; or

   3. 120% of the dollar amount Transferred from the Traditional General Account in the prior Contract Year.

   The Company reserves the right for a period of time to allow Transfers from the Traditional General Account in amounts that exceed the limits set forth above. In any Contract Year following a Contract Year during which such limits were waived, the total dollar amount that may be Transferred is the greatest of 1 above; 2 above; or

   3.  120% of the lesser of:

       a. the dollar amount Transferred from the Traditional General Account in the prior Contract Year; or

       b. the maximum total dollar amount that would have been allowed in the prior Contract Year under the Transfer provisions above absent the waiver.

GV6322D (8-98)                        -8-                              BP 630CC1

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GENERAL PROVISIONS (Continued)
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TRANSFERS (CONTINUED)
   The Company will effect a Transfer to or from a Series on the basis of Accumulation Unit Value (or Annuity Unit Value) determined as of the end of the Valuation Period in which the Transfer is effected. The Company will effect a Transfer from the General Account on the basis of General Account Contract Value as of the end of the Valuation Period in which the Transfer is effected.

   The Company reserves the right to delay Transfers from the General Account for up to 6 months as required by most states. The Company will notify you if there will be a delay.

CLAIMS OF CREDITORS
   The Contract Value and other benefits under the Contract are exempt from the claims of creditors of the Participant to the extent allowed by law.

NONFORFEITURE VALUES
   The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

PARTICIPATION
   The Company pays dividends on some of its contracts. However, the Company does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Participant may choose to have it (1) added to the Contract Value; or (2) paid in cash. If no choice is made, any dividend will be added to Contract Value.

STATEMENTS
   At least once each Contract Year, the Participant shall be sent a statement including the current Contract Value and any other information required by law. The Participant may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

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BENEFICIARY PROVISIONS
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PRIMARY AND SECONDARY BENEFICIARIES
   The Primary Beneficiary is named by the Participant. The Participant may change any Beneficiary as described in "Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Participant, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Participant directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

BENEFICIARY CHANGES
   Subject to the terms of any existing Assignment, the Participant may name a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Participant is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                      -9-                              BP 630CC1

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PURCHASE PAYMENT PROVISIONS
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FLEXIBLE PURCHASE PAYMENTS
   The Contract becomes in force when the initial Purchase Payment is applied. The Participant is not required to continue Purchase Payments in the amount or frequency originally planned. The Participant may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract limits; or
   (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request. If no Purchase Payment is received during the 13 month period beginning on the Contract Date, the Participant Account will automatically terminate.

PURCHASE PAYMENT LIMITATIONS
   Total Purchase Payments exceeding $1,000,000 per Participant Account will not be accepted without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION
   Purchase Payments may be allocated among the General Account options and the Series. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Participant may change the allocations by written notice to the Company, unless the Owner has retained that right under the Plan.

PLACE OF PAYMENT
   All Purchase Payments under the Contract are to be paid to the Company at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE
   On any Valuation Date, the Contract Value is the sum of the following amounts allocated to a Participant Account: (1) the Separate Account Contract Value; and (2) the General Account Contract Value. At any time after the first Contract Year and before the Annuity Commencement Date, the Company reserves the right to pay to the Participant the Contract Value as a lump sum if it is below $2,000.

GENERAL ACCOUNT CONTRACT VALUE
   On any Valuation Date, the General Account Contract Value is equal to the first Purchase Payment allocated under the Participant Account to the General Account options:

   PLUS:

   1. any other Purchase Payments allocated under the Participant Account to the General Account options;

   2. any Transfers from the Separate Account Contract Value to the General Account options; and

   3.  any interest credited.

   LESS:

   1. any Withdrawals and applicable Withdrawal Charges deducted from the General Account options;

   2. any Transfers from the General Account options to the Separate Account Contract Value;

   3.  any applicable Premium Taxes deducted from the General Account options;

GV6322E (8-98)                        -10-                             BP 630DD1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

GENERAL ACCOUNT CONTRACT VALUE (Continued)
   4.  any Annual Administrative Fee deducted from the General Account options;

   5. any General Account Contract Value which is applied to any of Annuity Options 1 through 4, 7 and 8; and

   6. any Annuity Payments made from General Account Contract Value under Annuity Options 5 and 6.

GENERAL ACCOUNT INTEREST CREDITING
   The Company shall credit interest on General Account Contract Value at an annual rate at least equal to the Minimum Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Minimum Guaranteed Rate.

   The Company may credit Current Interest on Contract Value that was allocated or Transferred to a General Account option during one period at a different rate than amounts allocated or Transferred to a General Account option in another period. The Company may credit different rates of Current Interest on the DCA Plus Account and the Traditional General Account options. Therefore, at any time, portions of General Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or Transferred to the General Account and the General Account option selected.

TRADITIONAL GENERAL ACCOUNT
   Purchase  Payments may be allocated to the  Traditional  General  Account and
   Contract Value may be transferred to this Account. Transfers from the Traditional General Account are limited. Please see the "Transfers" provisions on pages 8-9.

DCA PLUS ACCOUNT
   Only Purchase Payments received during the first two Contract Years may be allocated to the DCA Plus Account. Contract Value allocated to the DCA Plus Account will be Transferred monthly to one or more of the Series as selected by the Participant over a 12-month period (the "Transfer Year"). The Transfer Year begins on the date a Purchase Payment is first allocated to the DCA Plus Account, and the first monthly Transfer is made on the same date in the following month. A Participant who allocates a Purchase Payment to the DCA Plus Account must submit to the Company written instructions specifying: (1) the Series to which the monthly Transfers are to be made; and (2) the percentage to be allocated to each such Series. The amount of each monthly Transfer shall be determined by dividing the amount of Contract Value allocated to the DCA Plus Account on the date the Transfer is scheduled to be made by the number of months remaining in the Transfer Year. If a subsequent Purchase Payment is allocated to the DCA Plus Account during a Transfer Year, such amount will be transferred to the Series over the balance of the Transfer Year on the same basis as set forth above. If a subsequent Purchase Payment is made after the prior Transfer Year has ended, a new Transfer Year will start.

SEPARATE ACCOUNT CONTRACT VALUE
   On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Series for the Participant Account.

                                      -11-                             BP 630DD1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUE
   The  initial  Accumulation  Unit Value for each  Series  was set at $10.  The
   Accumulation Unit Value for any subsequent Valuation Date is equal to (1) times (2) where:

   1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

   2. is the Net Investment Factor on the Valuation Date with respect to which the Accumulation Unit Value is being determined.

NET INVESTMENT FACTOR
   The Net Investment Factor for any Series as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the net asset value per share of the mutual fund held in the Series found as of the end of the current Valuation Period; plus

       b. the per share amount of any dividend or capital gain distributions paid by the Series' underlying mutual fund that is not included in the net asset value per share; plus or minus

       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of the Company with respect to the Contract; or the payment of premiums or acquisition costs under the Contract.

   2. is the net asset value per share of the Series' underlying mutual fund as of the end of the prior Valuation Period.

   3. is the daily factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account

   Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Series are credited to or charged against the Series without regard to the gains or losses in the Company or other Series.

DETERMINING ACCUMULATION UNITS
   The number of Accumulation Units allocated to a Series under the Participant Account is found by dividing: (1) the amount allocated to the Series; by (2) the Accumulation Unit Value for the Series as of the end of the Valuation Period during which the amount is applied under the Participant Account. The number of Accumulation Units allocated to a Series under the Participant Account will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Series;

   2.  Contract Value that is Transferred into or out of the Series;

   3. Withdrawals and any applicable Withdrawal Charges that are deducted from the Series;

   4.  Premium Taxes that are deducted from the Series; and

   5.  Annual Administrative Fees, if any, that are deducted from the Series.

GV6322F (8-98)                        -12-                             BP 630RR1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISK CHARGE
   The Company will deduct the  Mortality  and Expense Risk Charge shown on page
   3. This charge will be computed and deducted from each Series on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE
   The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

ADMINISTRATIVE CHARGE
   The Company will deduct from Contract Value the Annual Administrative Fee in the amount and manner shown on page 3. No Annual Administrative Fee is deducted on or after the Annuity Commencement Date if one of Annuity Options 1 through 4 or 8 is chosen.

MUTUAL FUND EXPENSES
   Each Series invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Series, but are paid by the underlying funds. The Participant indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS
   A full or partial Withdrawal of Contract Value is allowed at any time while the Participant is living. This provision is subject to any federal or state Withdrawal restrictions.

   Upon the Participant's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum, and the Participant Account will terminate.

   All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.

   2. The Participant must apply: (a) while this Contract is in force; and (b) prior to the Annuity Commencement Date.

   3.  The  amount  Withdrawn  must  be  at  least  $100,  except  upon  a  full
       Withdrawal.

   A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If no allocation is specified, the partial Withdrawal will be deducted from the Accounts in the order described on page 3, "Method for Deductions."

WITHDRAWAL VALUE
   The Withdrawal Value at any time will be the Contract Value less: (1) any Premium Taxes due or paid by the Company; (2) any Annual Administrative Fee; and (3) any Withdrawal Charges.

                                      -13-                             BP 630RR1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL CHARGES
   If part or all of the Contract Value is withdrawn, Withdrawal Charges may be applied at the time of Withdrawal. The Withdrawal Charge is applied to the lesser of: (1) the amount withdrawn; or (2) the amount of Purchase Payments. The amount of the charge is based upon the number of Purchase Payment Years the Purchase Payment has remained in the Participant Account. See the Withdrawal Charge shown on page 3. For the purpose of determining the Withdrawal Charges, Purchase Payments are withdrawn before earnings on a first in first out basis. The Withdrawal Charge will not be assessed under the following conditions:

   1.  payments under Annuity Options 1 through 4, 7 and 8;

   2. payments under Annuity Options 5 and 6 provided that Annuity Payments are made for at least 5 years; or

   3.  the death of the Participant.

   In addition, the Withdrawal Charge will not be assessed under the following conditions; provided that the amounts are not being withdrawn for the purpose of transferring all or part of the Participant Account to another annuity contract or custodial account:

   1. payment after the Participant has become totally and permanently disabled prior to age 65. This means that the Participant is unable, because of physical or mental impairment, to perform the material and substantial duties of any occupation for which the Participant is suited by means of education, training or experience. The impairment must have been in existence for more than 180-days to qualify for this benefit. Such impairment must be expected to result in death or be long-standing and indefinite. The Company requires proof of disability and will accept a certified Social Security finding of disability or a doctor's verification;

   2. the Participant is at least 55 years old and the Participant Account was established at least five years before the date of the Withdrawal;

   3. the Participant Account was established at least fifteen years before the date of the Withdrawal; or

   4. payments made to satisfy the minimum distribution requirements of the Internal Revenue Code.

   The Withdrawal Charge will be assessed against Contract Value allocated to the Series and the General Account options in the same proportion as the Withdrawal is allocated.

   The Withdrawal Charge may be waived or reduced uniformly on all Participant Accounts for contracts issued under certain plans or arrangements which are expected to result in administrative cost savings.

GV6322G (8-98)                        -14-                             BP 630EE1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

FREE WITHDRAWALS
   A Free Withdrawal is a Withdrawal amount which is not subject to Withdrawal Charges. The amount of Free Withdrawal available in a Contract Year is determined as follows. In the first Contract Year, it is equal to: (1) cumulative Purchase Payments made under the Contract; times (2) the Free Withdrawal Percentage set forth on page 3; less (3) any Free Withdrawals, including any Free Systematic Withdrawals, made during the Contract Year. The amount of Free Withdrawal available in subsequent Contract Years is equal to
   (1) Contract Value as of the first day of the current  Contract  Year;  times
   (2) the Free Withdrawal Percentage; less (3) any Free Withdrawals, including any Free Systematic Withdrawals, made during the Contract Year. Unused Free Withdrawal amounts are not carried from one Contract Year to the next. Free Withdrawals do not reduce Purchase Payments for purposes of calculating the Withdrawal Charge on future Withdrawals.

SYSTEMATIC WITHDRAWALS
   Systematic Withdrawals are automatic periodic Withdrawals from the Contract in substantially equal amounts prior to the Annuity Commencement Date.

   In order to start Systematic Withdrawals, the Participant must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Participant must choose the type of payment and its frequency. The Systematic Withdrawal request must state the allocations for deducting the Withdrawals from each Account. If no allocation is specified, the Withdrawals will be deducted from the Accounts in the order described on page 3, "Method for Deductions." The payment type may be: (1) in a fixed amount; (2) in Level Payments calculated by the Company; (3) for a specified period; (4) all earnings in the Contract; (5) a specified percentage of Contract Value; or
   (6) based upon the life expectancy of the Participant or the Participant and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals may be stopped or changed by the Participant upon proper written request Received by the Company at least 30 days in advance of the requested date of termination or change. The Company reserves the right to stop, modify or suspend Systematic Withdrawals at any time.

FREE SYSTEMATIC WITHDRAWALS
   Free Systematic Withdrawals are not subject to a Withdrawal Charge. The amount of Free Systematic Withdrawals available in a Contract Year is determined as follows: the amount of Systematic Withdrawals that when combined with any Free Withdrawals in the current Contract Year, does not exceed the Free Withdrawal amount available in that Contract Year.

DATE OF REQUEST
   The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which all the required information is Received by the Company. The Company will effect a Systematic Withdrawal of Separate Account Contract Value on the basis of the Accumulation Unit Value determined as of the end of the Valuation Period during which such Withdrawal is scheduled.

                                      -15-                             BP 630EE1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

PAYMENT OF WITHDRAWAL BENEFITS
   The Company reserves the right to suspend a Transfer or delay payment of a Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or

   4. during any other period when the Securities and Exchange Commission, by order, so permits to protect owners of securities.

   Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

   The Company further reserves the right to delay payment of a Withdrawal from the General Account for up to six months as required by most states. The Company will notify you if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT
   If any Participant dies prior to the Annuity Commencement Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company.

   If the age of the Participant was 75 or younger on the Contract Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals; (2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit described below.

   The Stepped-Up Death Benefit is:

   1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the Participant reaching age 76; plus

   2. any Purchase Payments received since the applicable fifth Contract Anniversary; less

   3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less

   4.  any Premium Taxes due or paid by the Company.

   If the age of the Participant on the Contract Date was 76 or older, or if due proof of death and instructions regarding payment are not received within 6 months of the date of the Participant's death, the Death Benefit will be the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less any Premium Taxes due or paid by the Company.

   If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

GV6322H (8-98)                        -16-                             BP 630SS1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

PROOF OF DEATH
   Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2. certified decree of a court of competent jurisdiction as to the finding of death;
   3.  written   statement  by  a  medical  doctor  who  attended  the  deceased
       Participant; or
   4.  any proof accepted by the Company.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY COMMENCEMENT DATE
   The Participant may choose the Annuity Commencement Date at the time of enrollment. The Annuity Commencement Date may not be prior to the third Contract Anniversary. If no Annuity Commencement Date is chosen, the Company will use the later of: (1) the Participant's seventieth birthday; or (2) the tenth Contract Anniversary, but in no event later than the Participant's 85th birthday. The Annuity Commencement Date must be prior to the Participant's 85th birthday.

   The Annuity Commencement Date is the date the first payment will be made to the Participant under any of the Annuity Options.

CHANGE OF ANNUITY COMMENCEMENT DATE
   The Participant may change the Annuity Commencement Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Commencement Date as well as 30 days prior to the previous Annuity Commencement Date.

ANNUITY START AMOUNT
   The Annuity Start Amount is applied to one of the Annuity Options listed on pages 19-20. The Annuity Start Amount is: (1) the Contract Value on the Annuity Commencement Date; less (2) any Premium Taxes due or paid by the Company; and less (3) if one of Annuity Options 1 through 4 or 8 is chosen, a pro rata Administrative Fee. Unless otherwise directed by the Participant, Annuity Start Amount derived from General Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

WITHDRAWAL CHARGES
   Withdrawal Charges are not applied to: (1) Annuity payments made under Annuity Options 1 through 4, 7 and 8; or (2) those made under Annuity Options 5 and 6 that provide for payments over a period of at least 5 years. Withdrawal Charges are applied to annuity payments under Annuity Options 5 and 6 that provide for payments over a period of less than 5 years. See "Withdrawal Provisions" on pages 13-15.

ANNUITY TABLES
   The Annuity Payments under Annuity Options 1 through 4 and 8 are based upon the 1983 Table "A" mortality table. The amount of each Annuity Payment for Annuity Options 1 through 4 and 8 will depend on the Participant's sex and age on the Annuity Commencement Date.

   For Fixed Annuity Payments, Tables A through C below show the guaranteed minimum amount for each monthly Annuity Payment per $1,000 of Annuity Start Amount for Annuity Options 1 through 4, 7 and 8. Tables A and B are based upon the 1983 Table "A" mortality table and an interest rate of 3% per year.

   For Variable Annuity Payments, the first Annuity Payment for Annuity Options 1 through 4 and 8 is determined by reference to the 1983 Table "A" mortality table and the assumed interest rate set forth on page 3 of the Certificate and, for Option 7, by reference to Table C below.

                                      -17-                             BP 630SS1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY TABLES (CONTINUED)
   Tables A and B assume 1900 as the year of birth of the Participant. To use Tables A and B for a Participant born after 1900, the actual age is reduced by 0.1 (one-tenth) of a year for each year the year of birth exceeds 1900. For a Participant with a birth year prior to 1900, the actual age is increased in a like manner. The actual age (in completed months) reduced or increased becomes the "adjusted age of the Participant." The guaranteed payout rate is then found by interpolating the Participant's adjusted age between the ages shown in Tables A and B. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

   For Annuity Options 5 through 7, annuity rates based on age and sex are not used to calculate Annuity Payments. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS
   The Participant may choose any form of Annuity Option that is allowed by the Company. The Participant may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Commencement Date. Several Annuity Options are listed on pages 19-20. The Annuity Options are available as either a fixed or a variable annuity. Options 5 through 7 are also available as a combination fixed and variable annuity. No Annuity Option can be selected that requires the Company to make periodic payments of less than $100. If no Annuity Option is chosen prior to the Annuity Commencement Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION
   Prior to the Annuity Commencement Date, the Participant may change the Annuity Option chosen. The Participant must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Commencement Date.

FIXED ANNUITY PAYMENTS
   With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4, 7 and 8.

VARIABLE ANNUITY PAYMENTS
   With respect to Variable Annuity Payments, the amount shown on the Tables is the guaranteed minimum first Annuity Payment for Annuity Options 1 through 4, 7 and 8, based on the assumed interest rate set forth in the Certificate. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS
   The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Series on the Annuity Commencement Date. The number of Annuity Units for the Series then remains constant, unless a Transfer of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Series on the due date of the Annuity Payment.

GV6322I (8-98)                        -18-                             BP 630FF1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY UNITS (Continued)
   The Annuity Unit Value for each Series was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
   (c), where:

   (a)  is the Annuity Unit Value on the immediately preceding Valuation Date;

   (b)  is the Net Investment Factor for the day;

   (c) is a factor used to adjust for an assumed interest rate set forth on page 3 of the Certificate used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR
   The Net Investment Factor for any Series as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the net asset value per share of the mutual fund held in the Series, found as of the end of the current Valuation Period; plus

       b. the per share amount of any dividend or capital gain distributions paid by the Series' underlying mutual fund that is not included in the net asset value per share; plus or minus

       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or Series; the operations of the Company with respect to the Contract; or the payment of premium or acquisition costs under the Contract.

   2. is the net asset value per share of the Series' underlying mutual fund as of the end of the prior Valuation Period.

   3. is a factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

   Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Series are credited or charged against the Series without regard to the gains or losses in the Company or other Series.

ALTERNATE ANNUITY OPTION RATES
   The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

ANNUITY OPTIONS

OPTION 1
   LIFE OPTION: This option provides payments for the life of the Participant. Table A shows some of the guaranteed rates for this option.

OPTION 2
   LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Participant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Participant dies prior to the end of the period. If the Participant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

                                      -19-                             BP 630FF1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (Continued)

OPTION 3
   LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payments for the life of the Participant, with a period certain determined by dividing the Annuity Start Amount by the amount of the first payment. A fixed number of payments will be made even if the Participant dies. If the Participant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 4
   JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Participant and a second person. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5
   FIXED PERIOD OPTION: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the General Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the General Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Series chosen. If the Participant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6
   FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the General Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the General Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Series chosen. If the Participant dies before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 7
   PERIOD CERTAIN OPTION: This option provides payments for a fixed period of 5, 10, 15 or 20 years. Payments will be made until the end of this period. If the Participant dies prior to the end of the period, the remaining payments will be made to the Designated Beneficiary. Table C shows some of the guaranteed rates for this option.

OPTION 8
   JOINT AND CONTINGENT SURVIVOR OPTION: This option provides payments for the life of the Participant. Payments will be made to the Participant as long as he or she is living. Upon the death of the Participant, payments will be made to a second person named by the Participant as long as he or she is living. If such person is not living upon the death of the Participant, no further payments will be made. Table B shows some of the guaranteed rates for this option.

GV6322J (8-98)                        -20-                             BP 630UU1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A
                     SETTLEMENT OPTIONS ONE, TWO, AND THREE
        MINIMUM INITIAL MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED


ADJUSTED      OPTION ONE                   OPTION TWO               OPTION THREE
 AGE OF          LIFE                LIFE WITH FIXED PERIOD             UNIT
ANNUITANT        ONLY         5         10        15        20         REFUND
--------------------------------------------------------------------------------
  MALE
   55            4.70        4.68      4.62      4.53      4.39         4.42
   56            4.80        4.78      4.72      4.61      4.45         4.50
   57            4.91        4.89      4.82      4.69      4.51         4.58
   58            5.03        5.00      4.92      4.78      4.58         4.67
   59            5.15        5.12      5.03      4.87      4.64         4.76

   60            5.28        5.25      5.14      4.96      4.71         4.86
   61            5.42        5.39      5.26      5.06      4.78         4.96
   62            5.57        5.53      5.39      5.16      4.84         5.07
   63            5.74        5.69      5.52      5.26      4.90         5.19
   64            5.91        5.85      5.66      5.36      4.96         5.30

   65            6.10        6.03      5.81      5.46      5.02         5.43
   66            6.29        6.21      5.96      5.56      5.08         5.56
   67            6.50        6.41      6.11      5.66      5.13         5.70
   68            6.73        6.62      6.28      5.76      5.18         5.85
   69            6.97        6.84      6.44      5.86      5.23         6.00

   70            7.23        7.07      6.61      5.96      5.27         6.16
   71            7.51        7.32      6.78      6.05      5.31         6.33
   72            7.80        7.58      6.96      6.14      5.34         6.51
   73            8.12        7.85      7.14      6.23      5.37         6.70
   74            8.45        8.14      7.32      6.31      5.40         6.90

   75            8.82        8.44      7.49      6.38      5.42         7.11

 FEMALE
   55            4.25        4.25      4.22      4.18      4.11         4.10
   56            4.34        4.33      4.30      4.25      4.17         4.17
   57            4.42        4.41      4.38      4.32      4.23         4.24
   58            4.52        4.50      4.47      4.40      4.30         4.31
   59            4.61        4.60      4.56      4.48      4.37         4.39

   60            4.72        4.70      4.66      4.57      4.44         4.48
   61            4.83        4.81      4.76      4.66      4.51         4.56
   62            4.95        4.93      4.86      4.75      4.58         4.66
   63            5.07        5.05      4.98      4.85      4.65         4.75
   64            5.21        5.18      5.10      4.95      4.72         4.86

   65            5.35        5.32      5.22      5.05      4.79         4.97
   66            5.51        5.47      5.36      5.16      4.86         5.08
   67            5.67        5.63      5.50      5.26      4.93         5.20
   68            5.85        5.80      5.65      5.37      5.00         5.33
   69            6.04        5.98      5.80      5.49      5.06         5.47

   70            6.25        6.18      5.96      5.60      5.12         5.61
   71            6.47        6.39      6.14      5.71      5.18         5.76
   72            6.71        6.62      6.31      5.83      5.23         5.93
   73            6.97        6.86      6.50      5.94      5.28         6.10
   74            7.26        7.12      6.69      6.04      5.32         6.28

   75            7.56        7.39      6.89      6.14      5.35         6.48

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.8389511, 5.9632178, and 2.9926254 respectively.

                                      -21-                             BP 630UU1

--------------------------------------------------------------------------------
                                     TABLE B
                        SETTLEMENT OPTIONS FOUR AND EIGHT
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED


 ADJUSTED AGE OF                    ADJUSTED AGE OF MALE ANNUITANT
 FEMALE ANNUITANT        55        60        62        65        70        75
------------------------------------------------------------------------------
        55              3.88      3.98      4.02      4.07      4.15      4.25
        60              4.07      4.24      4.30      4.38      4.52      4.67
        62              4.14      4.34      4.41      4.52      4.68      4.86
        65              4.24      4.49      4.58      4.72      4.95      5.19
        70              4.37      4.70      4.84      5.05      5.40      5.78
        75              4.43      4.82      5.00      5.28      5.79      6.37

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.8389511, 5.9632178, and 2.9926254 respectively.

--------------------------------------------------------------------------------
                                     TABLE C
                             SETTLEMENT OPTION SEVEN
                    MINIMUM MONTHLY INSTALLMENT PER $1,000 OF
                    AMOUNT APPLIED FOR FIXED ANNUITY PAYMENTS
                 MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000
                 OF AMOUNT APPLIED FOR VARIABLE ANNUITY PAYMENTS


                                              PERIOD CERTAIN
                            5 YEARS   7 YEARS   10 YEARS   15 YEARS   20 YEARS
------------------------------------------------------------------------------
Fixed Annuity Payment        17.91     13.16      9.61       6.87       5.51
Variable Annuity Payment     18.11     13.38      9.83       7.10       5.75

Values not shown will be provided upon request. For Fixed Annuities, annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.8389511, 5.9632178, and 2.9926254, respectively. For Variable Annuities, annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and
2.9914196 respectively.

GV6322K (8-98)                        -22-                              BP 630WW

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* In return for Purchase Payments, the Company will pay the annuity and other benefits as provided in this Contract.

* Individual allocations are maintained for Participants.

* This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)


                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

                                                                       BP 630AJ4